Exhibit 99.1

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY TO NEGOTIATE REVISED TERMS TO THE MERGER AGREEMENT WITH EOS PETRO AND EXTENDS THE TENDER OFFER

Houston, Texas, December 22, 2014 –Dune Energy, Inc. (OTCBB:DUNR) (the “Company”) today announced that, in connection with the Agreement and Plan of Merger dated September 17, 2014, as amended (the “Merger Agreement”) between the Company, Eos Petro, Inc. (“Eos”) and Eos Merger Sub, Inc., Eos has informed the Company that, due to the recent severe decline in oil prices, Eos cannot complete the merger and tender offer on the terms set forth in the Merger Agreement. Because of the severe decline in oil prices, Eos’ sources of capital for the merger and tender offer were withdrawn.

The Company and Eos are currently in the process of negotiating potential revised terms for the Merger Agreement upon which the merger and tender offer could still be completed. Such revised terms may include, but are not limited to, revising the $0.30 per share offer price for the shares of Company common stock tendered for purchase in the tender offer. The parties have agreed to extend the tender offer to January 15, 2015 at 12:00 Midnight, New York City time, in order to allow the parties additional time to reach an agreement on revised terms to the Merger Agreement for the tender offer and merger. The tender offer was previously scheduled to expire at December 22, 2014 at 12:00 Midnight, New York City time. If the parties are able to agree on revised terms, the tender offer will remain open for a minimum of ten business days from the date such revised terms are made publicly available, in order to give the Company’s stockholders adequate time to consider the revised terms. However, there is no assurance that the parties will be able to agree on revised terms.

The Company is also currently working with its lenders in an effort to extend the previously announced Forbearance Agreement dated September 30, 2014 to the Amended and Restated Credit Agreement, as amended, set to expire on December 31, 2014.

About Dune Energy, Inc.

Dune Energy, Inc. is an independent energy company based in Houston, Texas. Dune is engaged in the exploration, development, acquisition and exploitation of crude oil and natural gas properties, with interests along the Louisiana and Texas Gulf Coast. Additional information on Dune is available at Dune’s website at www.duneenergy.com.

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This press release is not an offer to purchase or a solicitation of an offer to sell securities of the Company. Eos and Eos Merger Sub, Inc. have previously filed and amended the offer to purchase and related materials with the Securities and Exchange Commission (the “SEC”) on Schedule TO, and the Company has previously filed and amended its solicitation/recommendation statement with the SEC on Schedule 14D-9. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY SINCE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING TERMS AND CONDITIONS OF THE OFFER. The Tender Offer Statement and Solicitation/Recommendation Statement on Schedule 14D-9 will be sent free of charge to the Company’s stockholders. Free copies of these and other materials (when available) may be obtained by contacting the information agent for the tender offer Okapi Partners, LLC toll-free at (855) 305-0856 or info@okapipartners.com. In addition, all of these materials (and all other documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and stockholders may also obtain free copies of the respective documents of the Company and Eos that are filed with the SEC from http://www.duneenergy.com and http://www.eos-petro.com.

FORWARD LOOKING STATEMENTS

Certain statements contained herein constitute forward-looking statements with respect to certain plans and objectives of the Company with respect to the proposed tender offer, merger and related transactions, including the timing of the completion of the merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to: the risk that the acquisition of the Company and any related tender offer and merger may not be consummated, or may not be consummated in a timely manner. The Company’s and Eos’ businesses, each as a whole, are subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company’s and Eos’s respective annual report on Form 10-K for the fiscal year ended December 31, 2013, and quarterly and current reports on Form 10-Q and 8-K. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct, and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date of this communication. The Company assumes no obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

SOURCE Dune Energy, Inc.

Dec 23, 2014